                       AGREEMENT CONCERNING CONVERSION OF
                    CONVERTIBLE NOTE AND CONNECTICUT PRESENCE

         THIS AGREEMENT (the "AGREEMENT") is made as of August 24, 1998, by and between GENAISSANCE PHARMACEUTICALS, INC. (the "COMPANY"), and CONNECTICUT INNOVATIONS, INCORPORATED (the "INVESTOR").

                                   WITNESSETH

         WHEREAS, the Company issued to the Investor a $473,778.71 principal amount 10% Senior Convertible Note, dated September 10, 1996 (the "NOTE"), the outstanding principal amount of and accrued and unpaid interest on the Note on the date hereof being $570,830.22; and

         WHEREAS, the Company and the Investor have agreed to convert the Note into shares of $.001 par value common stock of the Company, at the rate of one share for each $2.50 so converted, thereby converting the Note into an aggregate 228,332 shares of common stock (the "COMMON SHARES"); and

         WHEREAS, as of the date hereof the Investor has purchased (the "PURCHASE") 250,000 shares of the Series A Redeemable Convertible Preferred Stock of the Company (the "PREFERRED SHARES" and collectively with the Common Shares, the "SHARES") pursuant to a Stock Purchase Agreement among the Company, the Investor and certain other investors dated as of August 24, 1998 (the "PURCHASE AGREEMENT"); and

         WHEREAS, the Investor holds 187,500 shares of the Series A Redeemable Convertible Preferred Stock of the Company purchased under a previous Stock Purchase Agreement (the "PRIOR SHARES"), and on the date hereof there is $39,945.21 of accrued and unpaid dividends on the Prior Shares;

         WHEREAS, the Investor and the Company wish to set forth certain other agreements regarding the Shares and the Purchase;

         NOW, THEREFORE, the parties agree as follows:

         1. CONVERSION OF NOTE. The Company and the Investor hereby convert all of the outstanding principal of and accrued and unpaid interest on the Note into the Common Shares.

         2. PAYMENT OF ACCRUED DIVIDENDS. The Company and the Investor hereby agree to pay all accrued and unpaid dividends on the Prior Shares by the issuance to the Investor by the Company on the date hereof of one share of common stock of the Company for each $4.00 of unpaid dividends; thus, the number of shares of common stock issued hereby is 9,986. The Investor hereby agrees that all accrued and unpaid dividends on the Prior Shares to and through the date hereof are hereby converted into such shares and are no longer due and owing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

         (a) The Company has all requisite corporate power to enter into this Agreement, to issue the Common Shares and to carry out and perform its obligations under the terms of this Agreement;

         (b) All action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and for the consummation of the transactions contemplated herein has been taken. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and compliance herewith, and the issuance and sale of the Common Shares will not, with or without notice or the passage of time or both, result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Company is subject, the Company's Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or give to any other person or entity the right to accelerate the time for performance of any obligation of the Company. Other than the Investor, no shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of the Common Shares;

         (c) The issuance, sale and delivery of the Common Shares by the Company have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered and paid for as contemplated by this Agreement, each Common Share will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Company or others; and

         (d) No consent, approval or authorization of, or designation, declaration or filing with, any governmental or regulatory authority on the part of the Company, including qualification under applicable state securities laws of the offer and sale of the Common Shares, is required in connection with the valid authorization, execution and delivery of this Agreement, the offer, sale or issuance of the Common Shares or the consummation of any other transaction contemplated by this Agreement, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

         4. CONNECTICUT PRESENCE. The Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) outside of the State of Connecticut and shall maintain a "CONNECTICUT PRESENCE," unless the Company's failure to maintain a Connecticut Presence is the sole result of a Liquidating Acquisition. A Connecticut Presence shall mean (a) maintaining the Company's principal place of business (including its executive offices and officers) in the State of Connecticut, (b) basing a majority of its employees and those of its subsidiaries in the State of Connecticut, (c) conducting a majority of its operations and those of its subsidiaries, including manufacturing activities conducted directly or through subcontractors and vendors, in the State of Connecticut, and (d) maintaining the Company's and each subsidiary's principal bank accounts in the State of Connecticut.

         The assets, revenues and employees attributable to any entity acquired by the Company shall not be considered when determining whether the Company has maintained a Connecticut Presence under the standards set forth above as long as such entity (1) was acquired in an arms-length transaction, (2) was not an Affiliate (as such term is defined in the Purchase Agreement) of the Company and was not controlled by an Affiliate of the Company prior to such acquisition and
(3) had been in existence and operating as a business for at least one year at the time of the acquisition.

         For the purposes of this Section, a "LIQUIDATING ACQUISITION" shall mean any acquisition of the Company by any third party pursuant to which the Purchaser receives in the Liquidation Acquisition, in exchange for all of the Shares then held by it, a distribution on substantially the same terms as other holders of the Company's Series A Preferred Stock.

5.       REMEDY FOR FAILURE TO MAINTAIN CONNECTICUT PRESENCE.

         (a) The Investor shall have the right to sell to the Company, and the Company agrees to purchase from the Investor, all of the Shares, for the Put Price (as defined below) and on the terms and conditions herein set forth (the "PUT").

         (b) The rights of the Investor to Put all of its Shares shall become exercisable:

                  (i)  if the Company ceases to maintain a Connecticut Presence;
                  or

                  (ii) if the Board of Directors, stockholders, or officers of the Company authorize the Company to take any action which, if taken, would cause the Company to cease to maintain a Connecticut Presence.

         (c) The "PUT PRICE" as to each Share at any date shall mean:

                  (x)  as to a Preferred Share, the greater of:

                           (i) the Current Market Price of such Share (as defined below); and

                           (ii) an amount equal to $4.00 plus an amount calculated to yield to the Investor an aggregate twenty-five percent (25%) annually compounded rate of return on such $4.00 for the period from the date hereof through and including the date when the Put Price is paid to the Investor, less the amount of any dividends previously paid to the Investor with respect to such Share.

                  (y)  as to a Common Share, the greater of:

                           (i) the Current Market Price of such Share (as defined below); and

                           (ii) an amount equal to $2.50 plus an amount calculated to yield to the Investor an aggregate twenty-five percent (25%) annually compounded rate of return on such $2.50 for the period from the date hereof through and including the date when the Put Price is paid to the Investor, less the amount of any dividends previously paid to the Investor with respect to such Share.

         (d) The "CURRENT MARKET PRICE" as to a Share shall mean on any date:

                  (i) the average of the daily closing prices for the thirty
                  (30) consecutive business days ending no more than fifteen
                  (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period) with the closing price for each day being the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Share is listed or admitted to trading or as reported by Nasdaq (or if the Shares are not at the time listed or admitted for trading on any such exchange or if prices of the Shares are not reported by Nasdaq then such price as shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); or

                  (ii) if the Shares are not traded in such manner that the quotations referred to in clause (i) are available for the period required hereunder, the value determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by the Investor within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm (which has no past or present relationship with the Company or the Investor) selected in good faith by the Board of Directors of the Company, or if such selection cannot be made or is reasonably objected to by the Investor within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in East Hartford, Connecticut in accordance with its rules.

         (e) The Investor may exercise its rights hereunder to sell all or any part of the Shares by delivering to the Company a notice of Put (a "NOTICE OF PUT") in the form attached hereto as EXHIBIT A.

         (f) The closing (the "PUT CLOSING") of the purchase and sale of Shares pursuant to this Section shall be held on the date (the "PUT DATE") which is the sixtieth (60th) business day after delivery of the Notice of Put. At the Put Closing, the Investor will deliver the Shares to the Company, and the Company will deliver to the Investor the Put Price for the Shares made the subject of the Notice of Put in cash, certified or bank check, or by wire transfer. If the Investor shall have sold less than all of its Preferred Shares or Common Shares, the Company shall deliver to the Investor a new certificate (as requested by the Investor), evidencing the Preferred Shares and/or Common Shares not made the subject of the Notice of Put.

         (g) All rights to exercise the Put shall terminate upon the occurrence of a Qualified IPO, as such term is defined in the Company's Certificate of Designations as to its Series A Convertible Preferred Stock.

         (h) All references to "Shares" in this Section 3 shall apply to the Shares and any shares of the Company's Common Stock issued or issuable upon conversion of the Preferred Shares, together with any securities issued or issuable, directly or indirectly, in respect of such securities upon any stock split, stock dividend, recapitalization or the like.

         6.       CONNECTICUT EMPLOYMENT.

         (a) The Company shall use its best efforts to create jobs in the State of Connecticut and shall use its best efforts to employ residents of Connecticut in these jobs.

         (b) If the Company is located in an enterprise zone designated pursuant to Section 32-70 of the Connecticut General Statutes, the Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) within the State of Connecticut without first obtaining the express written consent of the Investor, which consent the Investor may withhold in its reasonable discretion. If the Company relocates within the State of Connecticut, it will offer employment at its new location to its employees from the original location if such employment is available.

         (c) The Company shall furnish to the Investor copies of the quarterly reports filed by the Company and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as the Investor may reasonably request to verify the creation or retention of Connecticut employment.

         (d) The Company hereby authorizes the Investor to examine, and will at any time at the request of the Investor provide the Investor with such authorization satisfactory to the Connecticut Department of Labor as may be necessary to enable the Investor to examine all records of said Department relating to the Company and/or any of its subsidiaries, subject to any limitation imposed by applicable law.

         7. EQUAL OPPORTUNITY. The Company agrees that it is an equal opportunity employer and that it does not discriminate unlawfully. The Company further agrees that:

         (a) The Company will not discriminate or permit discrimination against any employee or applicant for employment because of sex, sexual orientation, race, color, religious creed, age, marital status, mental retardation, physical disability, national origin, or ancestry. Such action shall include, but not be limited to, the following: employment upgrading, demotion or transfer; recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

         (b) The Company agrees to take affirmative action to ensure that applicants with job-related qualifications are employed.

         (c) The Company will, in its solicitation for employees, state that it is an "affirmative action-equal opportunity employer."

         (d) The Company agrees to provide each labor union or representative of workers with which the Company has a collective bargaining agreement or other contract or understanding and each vendor with which the Company has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the "CHRO") and to post copies of the notice in conspicuous places available to employees and applicants for employment.

         (e) The Company agrees to cooperate with CII, the State of Connecticut and/or any of its agencies and the CHRO to insure that the purpose of this equal opportunity clause is being carried out.

         (f) The Company agrees to comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access to pertinent books, records, and accounts concerning the contractor's employment practices and procedures.

         (g) The Company agrees to comply with all of the requirements set out by Section 4a-60 of the Connecticut General Statutes, as it may be amended.

         (h) The Company agrees to post a notice of this acceptance of the foregoing equal employment opportunity provisions at its place of business, clearly visible, in such form as is satisfactory to CII.

         8. BOARD OBSERVER. So long as the Investor holds any Shares, the Investor shall have the right to appoint a designee as an observer to the Company's Board of Directors. Such observer shall have the right to attend all meetings of the Board of Directors. Such observer shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in attending such meetings, including, but not limited to, food, lodging, transportation. The Investor shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed.

         9. AMENDMENTS TO AGREEMENTS. The Company and the Investor agree as follows:

         (a) Section 8.3(iii) of that certain Purchase Agreement by and between the Investor and the Company, dated as of March 10, 1994, is hereby deleted without substitution;

         (b) Section 9.3(b) of that certain Financing Agreement by and between the Investor and the Company, dated as of November 16, 1994, is hereby deleted without substitution;

         (c) Section 9.3(b) of that certain Financing Agreement by and between the Investor and the Company, dated as of September 10, 1996, is hereby deleted without substitution; and

         (d) Section 10 of that certain Financing Agreement by and between the Investor and the Company, dated as of November 16, 1994, is hereby deleted without substitution.

         10.      MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Shares); provided, however, that the provisions of Sections 2-6 shall not succeed to or be assigned to any non-affiliate of the Investor.

         (b) NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified at the following address indicated for such party or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

              if to the Company:

                        Genaissance Pharmaceuticals, Inc.
                        5 Science Park
                        Box 6
                        Suite 2103
                        New Haven, Connecticut 06511
                        Attn:  President

              if to the Investor:

                        Connecticut Innovations, Incorporated
                        999 West Street
                        Rocky Hill, CT 06067
                        Attn: Russell E. Tweeddale


         (c) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Connecticut, without regard to principles of conflicts of laws and rules of such state.

         (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               GENAISSANCE PHARMACEUTICALS, INC.



                               By: /s/ Kevin Rakin
                                   -------------------------------------------
                                   Its Executive Vice President



                               CONNECTICUT INNOVATIONS,
                               INCORPORATED



                               By: /s/ Victor R. Budnick
                                   -------------------------------------------
                                   Victor R. Budnick
                                   Its President and Executive Director

                                    EXHIBIT A

NOTICE OF PUT

1. In accordance with an Agreement (the "AGREEMENT") dated as of August 24, 1998 between the undersigned (the "HOLDER") and Genaissance Pharmaceuticals, Inc. (the "COMPANY"), the undersigned hereby exercises its right to sell, and does hereby sell upon receipt of the Put Price as defined in the Agreement, ________ (___________) Preferred Shares and/or ________ Common Shares, each as defined in the Agreement.

2. Attached hereto is/are certificate(s) number(s) _______ representing _______ Shares held by the Holder, which certificate(s) is/are either duly endorsed in favor of the Company or accompanied by a separate stock power in favor of the Company.

3. The Put Price is to be paid in the manner set forth in the Agreement.

4. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

5. If this Notice of Put does not relate to all of the Shares held by the Holder, the name in which a new certificate is to be issued for the shares of Preferred Stock not covered hereby is:



6.       Other Instructions:


                                            CONNECTICUT INNOVATIONS,
                                            INCORPORATED


                                            By:
                                                -------------------------------

                                                Its